UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008 alpha-En Corporation

 (Exact name of registrant as specified in its charter)

Delaware	001-12885	95-4622429
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 White Plains Road Tarrytown, New York 10591
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (914) 631-5265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

alpha-En Corporation

December 8, 2008

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective December 8, 2008, Ogden Reid was appointed to our Board of Directors.  Our Board of Directors expanded its size from four members to five members and Mr. Reid fills the vacancy that was created by this increase.

Ogden Reid, age 83, previously served as a director and Chairman of the Audit Committee of GP Strategies Corporation, a New York Stock Exchange-listed company, from 2002 to 2006. His professional life included service as a six term Congressman from Westchester, New York, as Ambassador to Israel and as Commissioner of the New York State Department of Conservation. Mr. Reid is a graduate of Yale University.

(b)  Effective December 8, 2008, we also re-aligned and reorganized our management as follows: Jerome I. Feldman will now serve as our Chairman of the Board, Steven M. Payne will now serve as our President and George McKeegan will now serve as our Vice President, Secretary and Treasurer. All three individuals previously served as officers of our company and continue to serve as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2008	ALPHA-EN CORPORATION

	By:	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman of the Board